Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), the undersigned officers of Corgenix Medical Corporation, a Nevada corporation (the “Company”), does hereby certify with respect to the Quarterly Report of we on Form 10-Q for the quarter ended September 30, 2009 as filed with the Securities an Exchange Commission (the “10-Q Report”) that:

i.        the 10-Q Report fully complies with the guidance of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii.     the information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of we.

Dated:    November 12, 2009

This Certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to we and will be retained by we and furnished to the Securities and Exchange Commission or its staff upon request. This written statement shall not be deemed to be “filed” as part of the quarterly report on Form 10-Q that it accompanies.

/s/ Douglass T. Simpson
President and Chief Executive Officer

/s/ William H. Critchfield
Senior Vice President and Chief Financial Officer